Exhibit 99.1(b)

AMENDMENT NO. 1 TO DECLARATION OF TRUST
dated April 26, 2007

The undersigned, Secretary of BlackRock Fixed Income Trust (the “Fund”), does hereby certify that by written consent of the Board of Trustees dated May 17, 2007, the following resolutions were approved by the trustees of the Fund and that said resolutions continue in full force and effect as of the date hereof:

WHEREAS, Article X, Section 10.9(B) of the Fund’s Declaration of Trust dated as of April 26, 2007 (the “Declaration of Trust”) provides that, until such time as a Registration Statement under the Securities Act of 1933, as amended, covering the first public offering of securities of the Fund shall have become effective, the Declaration of Trust may be amended in any respect by the affirmative vote of a majority of the trustees;

RESOLVED, that pursuant to the authorization described above, the Declaration of Trust shall be amended in the following respect:

Article I of the Declaration of Trust is amended to change the name of the Fund from “Blackrock Fixed Income Trust” to “BlackRock Funds II”, and all other appropriate references in the Declaration of Trust are amended to reflect the fact that the name of the Fund is “BlackRock Funds II”;

FURTHER RESOLVED, that any officer of the Fund be, and each of them hereby is, authorized to execute, seal and deliver any and all documents, instruments, certificates, papers and writings; to file the same with any public official including, without limitation, the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk; and to do any and all other acts, in the name of the Fund and on its behalf, as may be required or desirable in connection with or in furtherance of the foregoing resolution; and

FURTHER RESOLVED, that the foregoing amendment to the Declaration of Trust shall be effective upon the filing of an instrument containing the same with the Secretary of the Commonwealth of Massachusetts and the Boston City Clerk.

This Amendment No. 1 to the Declaration of Trust of the Fund shall be effective as of May 17, 2007.

[Signature Page Follows]

WITNESS my hand and seal this 17th day of May, 2007.

/s/ Howard Surloff
Howard Surloff
Secretary